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                                                                    Exhibit 23.6

9 December 2003

The Directors
China Life Insurance Company Limited
16 Chaowai Avenue
Chaoyang District
Beijing 100020
China

Dear Sirs

TILLINGHAST - TOWERS PERRIN ACTUARIAL CONSULTANTS' REPORT

Tillinghast - Towers Perrin consents to:

a) the inclusion of our Actuarial Consultants' Report dated 8 December 2003 within the Prospectus included in the Registration Statement on Form F-1 filed by China Life Insurance Company Limited with the United States Securities and Exchange Commission on 9 December 2003 ("Prospectus"), in the form and context in which it is included;

b) being named in the Prospectus in connection with our Actuarial Consultants' Report in the form and context in which we are named.

Tillinghast - Towers Perrin does not authorise or cause the issue of the Prospectus and does not make or purport to make any statement in that Prospectus other than its report.

Yours faithfully
for Tillinghast - Towers Perrin


/s/ Mark Saunders

Mark Saunders
Principal & Managing Director, Asia